Exhibit 99.1

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE

Cheniere Partners Declares Quarterly Distributions
Houston–(BUSINESS WIRE)– Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE: CQP) today declared (i) a cash distribution of $0.830 per common unit to unitholders of record as of February 9, 2026, comprised of a base amount equal to $0.775 and a variable amount equal to $0.055, and (ii) the related distribution to its general partner. These distributions are payable on February 13, 2026.

Publicly traded partnerships that earn net income in a calendar year that is effectively connected with the conduct of a US trade or business are generally required to withhold US income tax from distributions paid to foreign persons. The portion of our quarterly cash distributions that are paid to foreign persons will generally be subject to US withholding tax.

This press release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4 and 1.446(f)-4. Please note that 100 percent of Cheniere Partners’ distributions to foreign investors are attributable to income that is effectively connected with a US trade or business and subject to withholding under Treasury Regulation Sections 1.1446-1 – 1.1446-6. Accordingly, all of Cheniere Partners’ distributions to foreign investors are subject to federal income tax withholding at the highest applicable effective tax rate. Furthermore, 100 percent of Cheniere Partners’ distributions to foreign investors is in excess of cumulative net income for purposes of Treasury Regulation Section 1.1446(f)-4(c)(2)(iii). Nominees are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.

About Cheniere Partners
Cheniere Partners owns the Sabine Pass LNG terminal located in Cameron Parish, Louisiana, which has natural gas liquefaction facilities with a total production capacity of over 30 million tonnes per annum of liquefied natural gas (“LNG”). The Sabine Pass LNG terminal also has operational regasification facilities that include five LNG storage tanks, vaporizers, and three marine berths. Cheniere Partners also owns the Creole Trail Pipeline, which interconnects the Sabine Pass LNG terminal with a number of large interstate and intrastate pipelines.

For additional information, please refer to the Cheniere Partners website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the Securities and Exchange Commission.

Forward-Looking Statements
This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ financial and operational guidance, business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding Cheniere Partners’ anticipated quarterly distributions and ability to make quarterly distributions at the base amount or any amount, (iii) statements regarding regulatory authorization and approval expectations, (iv) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (v) statements regarding the business operations and prospects of third-parties, (vi) statements regarding potential financing arrangements, (vii) statements regarding future discussions and entry into contracts, and (viii) statements relating to our goals, commitments and strategies in relation to environmental matters. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.

Contacts
Cheniere Partners

Investors
Randy Bhatia	713-375-5479
Frances Smith	713-375-5753

Media Relations
Randy Bhatia	713-375-5479
Bernardo Fallas	713-375-5593